AMENDMENT TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment to the Forward Share Purchase Agreement (this "Amendment"), dated as of November 17, 2022, amends the Forward Share Purchase Agreement, dated as of October 4, 2022 (the "Agreement"), by and among (i) Aesther Healthcare Acquisition Corp., a Delaware corporation ("AEHA"), (ii) Ocean Biomedical, Inc., a Delaware corporation ("Ocean Biomedical"), (iii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership ("MSOF"), (iv) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership ("MSTO") and (v) Meteora Capital Partners, LP, a Delaware limited partnership ("MCP" and together with MSOF and MSTO, each individually an "Investor" and collectively, the "Investors"). Each of AEHA, Ocean Biomedical, MSOF, MSTO, and MCP is individually referred to herein as a "Party" and collectively as the "Parties".

Recitals

WHEREAS, AEHA is a special purpose acquisition company, also known as a blank check company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, AEHA has entered into a Business Combination Agreement, dated as of August 31, 2022 (the "Business Combination Agreement"), by and among AEHA, AHAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of AEHA, Aesther Healthcare Sponsor, LLC, a Delaware limited liability company, Ocean Biomedical, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which a wholly owned subsidiary of AEHA will acquire Ocean Biomedical by merger of Ocean Biomedical with and into such subsidiary (such merger and the other transactions contemplated by the Business Combination Agreement, collectively, the "Business Combination"), and AEHA will be re-named "Ocean Biomedical, Inc." upon the consummation of the Business Combination (Ocean Biomedical, Inc., as the post-combination company shall be referred to herein as the "Company"), and AEHA has filed a Preliminary Proxy Statement with the U.S. Securities and Exchange Commission (the "Commission");

WHEREAS, the Parties are each a party to the Agreement, pursuant to which the Company agreed to purchase from the Investors, and the Investors may sell and transfer to the Company, in each case, subject to the conditions set forth herein, certain shares of Common Stock (as defined herein) of AEHA, which the Investors purchase in the open market including from redeeming stockholders of AEHA and do not redeem prior to the closing of the Business Combination (the "BC Closing") (the "Shares") on the terms set forth herein; and

WHEREAS, the Parties desire to enter into this Amendment to amend the Agreement to change the Maturity Consideration that may be due to the Investors on the Put Date.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1) **Amendments.** The Parties agree to amend the Agreement to include the following in the Amendment: Section 1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b) Shares Closing. If a Shares Sale Notice is timely delivered by any Investor to the

Company and Escrow Agent, or, in the event any Investor fails to deliver a Shares Sales Notice in writing at least five (5) Business Days (as defined herein) prior to the Put Date, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice or then held by the Investors (the "Shares Closing") shall occur no later than the Put Date. On the Put Date, each selling Investor shall deliver, or cause to be delivered, the Shares (net of the Maturity Consideration as defined below) subject to the applicable Shares Sale Notice, or otherwise being sold by such selling Investor to the Company, free and clear of all liens and encumbrances to Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to (i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold (for the avoidance of doubt, *without* netting the Maturity Consideration as defined below) by such selling Investor to the Company (with respect to any particular selling Investor, the "Investor Shares Purchase Price"), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall, (i) without delay, release from the Escrow Account to each selling Investor on the Put Date, for such selling Investor's use without restriction, an amount equal to the applicable Investor Shares Purchase Price, and (ii) promptly deliver such sold Shares (net of the Maturity Consideration as defined below) to the Company. Upon termination of the agreement governing the terms of the Escrow Account to be established in connection herewith, all interest accrued on the escrowed property shall be promptly released to the Investors. The Put Date may be accelerated by the Investor if (i) the Shares are delisted from a Qualified Exchange, (ii) the Agreement is terminated for any reason after the closing of the Business Combination, or (iii) during any 30 consecutive trading day period following the closing of the Business Combination, the VWAP Price (as defined below) for 20 trading days during such period shall be less than $3.00 per Share. For purposes of this Amendment, the "VWAP Price" per Share shall be determined for any trading day or any specified trading period using the Rule 10b-18 volume weighted average price per share of Common Stock as reported via a Bloomberg Terminal by searching "AEHA <Equity> AQR SEC" (or any successor thereto). On the Put Date, the Investors shall be entitled to retain 1,000,000 Company shares of Common Stock (the "Maturity Consideration"). Such Maturity Consideration shall be subtracted from any Shares to be delivered to the Company by the Investors on the Put Date to the extent the number of Shares then owned by the Investors is equal to or greater than the Maturity Consideration. To the extent the Investors hold less Shares than the Maturity Consideration on the Put Date, the Company shall transfer to the Investors a number of shares of Common Stock equal to the difference between the Maturity Consideration and the Shares then held by the investor, which shares of Common Stock shall be registered by the Company under the Securities Act of 1933, as amended (the "Securities Act") pursuant to terms to be mutually agreed to between Company and Seller (which shall include customary demand and piggyback rights).

2) **No Other Amendments**. All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3) **Counterparts**. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Amendment.

4) **Ratification**. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Amendment and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5) **Governing Law; Jurisdiction**. This Amendment, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity and interpretation of this Amendment, shall be brought exclusively in the Court of Chancery of the State of Delaware (the "Court of Chancery") or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the "Delaware Federal Court") or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the "Chosen Courts"), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

[*Signature page follows*]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment to be effective as of the date first set forth above.

MSOF:

METEORA SPECIAL OPPORTUNITY FUND I, LP

By: Vik Mittal (Nov 17, 2022 13:18 EST)

Name: Vik Mittal

Title: CIO/Managing Member

Address for Notices:

1200 N Federal Hwy, Suite 200

Boca Raton, FL 33432

team@meteoracapital.com

MCP:

METEORA CAPITAL PARTNERS, LP

By: Vik Mittal (Nov 17, 2022 13:18 EST)

Name: Vik Mittal

Title: CIO/Managing Member

Address for Notices:

1200 N Federal Hwy, Suite 200

Boca Raton, FL 33432

team@meteoracapital.com

MSTO:

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By: Vik Mittal (Nov 17, 2022 13:18 EST)

Name: Vik Mittal

Title: CIO/Managing Member

Address for Notices:

1200 N Federal Hwy, Suite 200

Boca Raton, FL 33432

team@meteoracapital.com

AEHA:

AESTHER HEALTHCARE ACQUISITION CORP.

By: Suren Ajjarapu (Nov 17, 2022 14:12 EST)

Name: Suren Ajjarapu

Title: CEO

Address for Notices:

515 Madison Avenue, Suite 8078

New York, NY 10022

Email: suren@aestherhealthcarespac.com

OCEAN BIOMEDICAL:

OCEAN BIOMEDICAL, INC.

By: Chirinjeev Kathuria
Chirinjeev Kathuria (Nov 17, 2022 16:28 CST)

Name: Chirinjeev Kathuria

Title: Executive Chairman

Address for Notices:

55 Claverick St., Room 325

Providence, RI 02903

Email: ckathuria@oceanbiomedical.com